545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS FIRST QUARTER 2015 EARNINGS
• Portfolio Repositioning Continues to Provide Strong Growth
• Same-store Adjusted EBITDA Increased 37.7%

IRVING, Texas, April 29, 2015 - FelCor Lodging Trust Incorporated (NYSE: FCH) today reported operating results for the first quarter ended March 31, 2015.
First Quarter Highlights

•	Same-store RevPAR increased 13.1%; core RevPAR increased 13.5%.

•	Adjusted FFO per share improved to $0.14 from $0.03 in the same quarter in 2014.

•	Adjusted EBITDA increased by $8.8 million to $49.9 million; same-store Adjusted EBITDA increased by $13.6 million, or 37.7%, to $49.7 million.

•	Net loss per share improved $0.18 to $0.02 compared to the same quarter in 2014.

•	Opened The Knickerbocker on February 12, a luxury boutique hotel in Manhattan’s Times Square.

•
Sold three non-strategic hotels for gross proceeds of $93.1 million in the quarter and four additional non-strategic hotels (two with a non-refundable deposit) are expected to be sold during the second quarter of 2015.

•	On April 14, called for redemption of $170 million of 8% Series C Cumulative Preferred Stock.
“Our strong results this quarter reflect our ongoing execution to deliver on the promises we made to our shareholders. Our portfolio repositioning program continues to produce exceptional returns. Better than expected market share growth, exposure to outperforming markets and a very robust lodging industry environment allowed us to beat our expectations,” said Richard A. Smith, President and Chief Executive Officer of FelCor.
Mr. Smith added, “This outperformance, combined with the ongoing ramp-ups of the Wyndham portfolio and The Knickerbocker, will drive incremental stockholder value well into the future. We have only five remaining non-strategic hotels which we intend to sell shortly, bringing our portfolio repositioning plan to completion. We have built a high-quality and well-positioned portfolio that will continue to outperform the industry. We will also continue to seek opportunities that provide incremental stockholder value by further enhancing returns on investments, improving our portfolio quality and strengthening our balance sheet. Our recent equity offering typifies this strategy, as we will use the proceeds to redeem high-cost preferred stock and fund future high-ROI redevelopment projects.”

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

First Quarter Hotel Results

	First Quarter
	2015	2014	Change
Core hotels (39)
RevPAR	$135.78	$119.58	13.5%
Total hotel revenue, in millions	$194.7	$170.6	14.2%
Hotel EBITDA, in millions	$52.4	$39.5	32.7%
Hotel EBITDA margin	26.9%	23.1%	376 bps

Same-store hotels (43)
RevPAR	$132.86	$117.46	13.1%
Total hotel revenue, in millions	$205.5	$180.7	13.7%
Hotel EBITDA, in millions	$55.9	$42.6	31.1%
Hotel EBITDA margin	27.2%	23.6%	362 bps
RevPAR for our 39 core hotels was $135.78, a 13.5% increase over the same period in 2014. The change reflects a 6.7% increase in ADR to $181.65 and a 6.4% increase in occupancy to 74.7%. Hotel EBITDA for our 39 core hotels was up 32.7% to $52.4 million and Hotel EBITDA margin was 26.9% during the quarter, a 376 basis point increase. RevPAR for our four non-strategic hotels (five non-strategic hotels excluding one hotel held for sale at March 31, 2015) grew 7.0% during the quarter.

RevPAR for the eight Wyndham hotels (which were converted from Holiday Inn on March 1, 2013) was $109.03, up 19.8% from the same period in 2014. We expect our Wyndham hotels’ revenues and EBITDA will continue to grow meaningfully during 2015, supported by the properties’ upper-upscale positioning. Wyndham Worldwide Corporation has a guaranteed minimum annual NOI for these hotels over the ten-year terms of their management agreements. We recorded $411,000 of the guaranty for the three months ended March 31, 2015.

RevPAR for our 43 same-store hotels (39 core hotels plus four non-strategic hotels) increased 13.1% to $132.86 compared to the same period in 2014. The change reflects a 6.5% increase in ADR to $176.97 and a 6.2% increase in occupancy to 75.1%. Hotel EBITDA for our 43 same-store hotels was $55.9 million, a 31.1% increase, and Hotel EBITDA margin was 27.2% during the quarter, a 362 basis point increase.

See page 14 for hotel portfolio composition and pages 15-17 and 20-21 for more detailed hotel portfolio operating data.

First Quarter Operating Results

	First Quarter
$ in millions, except for per share information	2015	2014	Change
Same-store Adjusted EBITDA	$49.7	$36.1	37.7%
Adjusted EBITDA	$49.9	$41.1	21.4%
Adjusted FFO per share	$0.14	$0.03	$0.11
Net income (loss) per share	$(0.02)	$(0.20)	$0.18

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Same-store Adjusted EBITDA was $49.7 million, a 37.7% increase from the same period in 2014. Adjusted EBITDA (which includes Adjusted EBITDA from sold hotels) was $49.9 million, a 21.4% increase for the same period in 2014.
Adjusted FFO was $18.3 million ($0.14 per share), compared to $4.1 million ($0.03 per share) for the same period in 2014. Net loss attributable to common stockholders was $2.9 million ($0.02 per share) in 2015, compared to a net loss of $24.5 million ($0.20 per share) for the same period in 2014. Net loss in 2015 included a $16.9 million net gain on the sale of our consolidated hotels, while the net loss in 2014 included a $5.8 million net gain on the sale of consolidated hotels.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.

Portfolio Repositioning
As part of our portfolio repositioning program, we sold 35 non-strategic hotels for total gross proceeds of $728 million (reflects our pro rata share) since December 2010. We expect to complete the repositioning program in the next few months.
During the first quarter of 2015, we sold three hotels - the 225-room Embassy Suites Hotel-Raleigh on February 10, the 536-room Westin-Dallas Park Central on February 12 and the 261-room Embassy Suites Hotel-San Antonio Airport on March 17 - for total gross proceeds of $93.1 million.
We have five non-strategic hotels remaining to be sold, of which we have agreed to sell four (the 216-room Embassy Suites Hotel-San Antonio Northwest, the 274-room Embassy Suites Hotel-Charlotte, the 260-room Embassy Suites Hotel-Austin Central and the 288-room Holiday Inn-Orlando Airport) for total gross proceeds of $104 million (we hold a non-refundable deposit for two of these hotels). We are currently marketing the remaining hotel.
Capital Expenditures
During the quarter, we invested $13.8 million in capital improvements at our hotels (excluding The Knickerbocker). During 2015, we plan to invest approximately $45 million in capital improvements and renovations, concentrated at five hotels, as part of our long-term capital plan. Please see page 13 of this release for more detail on renovations.
The Knickerbocker
The Knickerbocker Hotel (www.theknickerbocker.com), located in the heart of Manhattan’s Times Square on the corner of 42nd Street and Broadway, opened on February 12, 2015.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

The newly-redeveloped hotel boasts 330 spacious guest rooms, including 31 suites, a state-of-the-art fitness center, a 2,200 square-foot event space, upscale food and dining options, and a spectacular 7,500 square-foot rooftop bar and terrace with unrivaled views of New York City’s skyline. The 4+ star luxury property is a member of The Leading Hotels of the World.
As of March 31, 2015, we have invested $143.2 million (excluding initial acquisition costs and capitalized interest) to redevelop the property.
Balance Sheet
At March 31, 2015, we had $1.5 billion of consolidated debt bearing a 5.41% weighted-average interest rate and a seven-year weighted-average maturity. We had $58.9 million of cash and cash equivalents and $22.2 million of restricted cash, of which $6.3 million secured our Knickerbocker construction loan.
We will use proceeds from selling the five remaining non-strategic hotels to repay debt.
On April 14, 2015, we sold 18.4 million shares of our common stock for net proceeds of approximately $199 million. On April 14, 2015, we called all of our outstanding shares of 8% Series C Cumulative Redeemable Preferred Stock and all depositary shares representing the Series C Preferred Stock for redemption. These shares will be redeemed on May 14, 2015 with proceeds from our recent equity offering, in exchange for our aggregate redemption price of $170.4 million, which includes accrued dividends. The remaining net proceeds from our equity offering, along with cash on hand and proceeds from future asset sales, will be used to fund future high-ROI redevelopment projects and other growth opportunities.
Common Dividend
In late 2014, we doubled our quarterly dividend to $0.04 per share. Future quarterly common stock dividends will be determined by our Board of Directors based on funds available for distribution, reinvestment opportunities within our portfolio and taxable income, among other things.
Outlook
We increased our RevPAR and EBITDA outlook primarily to reflect better than expected first quarter results. Our 2015 outlook reflects continuing strong lodging industry fundamentals. We expect continued robust demand growth reflecting strength in both the leisure and corporate segments. Consequently, we expect occupancy will increase, as demand growth broadly outpaces new supply. Average occupancy for the U.S. is at record levels, allowing for strong ADR growth. Our projected 2015 RevPAR growth exceeds projected 2015 overall industry RevPAR growth because of our high-quality and diverse portfolio, which is over-weighted to higher growth markets with favorable fundamentals.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Our outlook assumes we sell eight non-strategic hotels during 2015 (including three already sold in the first quarter). The low-end of our guidance assumes that we sell all five remaining non-strategic hotels in the second quarter. The high-end of our guidance assumes that we sell three of the remaining five non-strategic hotels in the second quarter and the remaining two non-strategic in the third quarter. Our outlook assumes EBITDA for the Wyndham hotels equals the amount guaranteed by Wyndham.

During 2015, we expect:

•	RevPAR for same-store hotels will increase 8.5 - 9.5%;

•	Adjusted EBITDA will be $240.0 million - $248.5 million;

•	Adjusted FFO per share will be $0.84 - $0.90;

•	Net income attributable to FelCor will be $34.8 million - $43.1 million; and

•	Interest expense, including our pro rata share from joint ventures, will be approximately $85.0 million.

The following table reconciles our Adjusted EBITDA outlook (in millions):

	Low	Middle	High
Previous Adjusted EBITDA (40 hotels)	$229.5	$233.0	$236.5
Improved operations	3.0	2.5	2.0
Current Adjusted EBITDA (40 hotels)	$232.5	$235.5	$238.5
2015 EBITDA of non-strategic hotels(a)	7.5	8.7	10.0
2015 Adjusted EBITDA	$240.0	$244.2	$248.5

(a)	Forecasted EBITDA for the eight non-strategic hotels from January 1, 2015 through the actual or assumed sale dates.

About FelCor
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our first quarter earnings Conference Call on Wednesday, April 29, 2015 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Senior Vice President, Strategic Planning
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three months ended March 31, 2015.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Hotel operating revenue:
Room	$162,306	$169,829
Food and beverage	39,844	39,785
Other operating departments	11,135	11,408
Other revenue	410	327
Total revenues	213,695	221,349

Expenses:
Hotel departmental expenses:
Room	42,511	46,733
Food and beverage	30,696	31,187
Other operating departments	4,449	5,603
Other property related costs	56,895	61,578
Management and franchise fees	9,085	9,013
Taxes, insurance and lease expense	14,976	23,633
Corporate expenses	8,573	7,825
Depreciation and amortization	27,772	29,601
Other expenses	4,228	2,014
Total operating expenses	199,185	217,187
Operating income	14,510	4,162
Interest expense, net	(19,481)	(25,227)
Debt extinguishment	(73)	(6)
Loss before equity in income from unconsolidated entities	(5,044)	(21,071)
Equity in income from unconsolidated entities	149	643
Loss from continuing operations	(4,895)	(20,428)
Income from discontinued operations	4	135
Loss before gain on sale of property	(4,891)	(20,293)
Gain on sale of property, net	16,887	5,457
Net income (loss)	11,996	(14,836)
Net loss (income) attributable to noncontrolling interests in other partnerships	(4,879)	78
Net loss attributable to redeemable noncontrolling interests in FelCor LP	14	121
Preferred distributions - consolidated joint venture	(348)	(181)
Net income (loss) attributable to FelCor	6,783	(14,818)
Preferred dividends	(9,678)	(9,678)
Net loss attributable to FelCor common stockholders	$(2,895)	$(24,496)
Basic and diluted per common share data:
Loss from continuing operations	$(0.02)	$(0.20)
Net loss	$(0.02)	$(0.20)
Basic and diluted weighted average common shares outstanding	124,519	124,146

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2015	2014
Assets
Investment in hotels, net of accumulated depreciation of $861,796 and $850,687 at March 31, 2015 and December 31, 2014, respectively	$1,714,000	$1,599,791
Hotel development	143,779	297,466
Investment in unconsolidated entities	14,633	15,095
Hotels held for sale	16,618	47,145
Cash and cash equivalents	58,930	47,147
Restricted cash	22,172	20,496
Accounts receivable, net of allowance for doubtful accounts of $185 and $241 at March 31, 2015 and December 31, 2014, respectively	33,794	27,805
Deferred expenses, net of accumulated amortization of $18,802 and $17,111 at March 31, 2015 and December 31, 2014, respectively	24,119	25,827
Other assets	21,505	23,886
Total assets	$2,049,550	$2,104,658
Liabilities and Equity
Debt	$1,543,439	$1,585,867
Distributions payable	13,867	13,827
Accrued expenses and other liabilities	138,095	135,481
Total liabilities	1,695,401	1,735,175
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 611 units issued and outstanding at March 31, 2015 and December 31, 2014	7,026	6,616
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at March 31, 2015 and December 31, 2014	309,337	309,337
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at March 31, 2015 and December 31, 2014	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,872 and 124,605 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	1,249	1,246
Additional paid-in capital	2,354,800	2,353,666
Accumulated deficit	(2,538,643)	(2,530,671)
Total FelCor stockholders’ equity	296,155	302,990
Noncontrolling interests in other partnerships	8,278	18,435
Preferred equity in consolidated joint venture, liquidation value of $43,371 and $42,094 at March 31, 2015 and December 31, 2014, respectively	42,690	41,442
Total equity	347,123	362,867
Total liabilities and equity	$2,049,550	$2,104,658

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	March 31, 2015	December 31, 2014
Line of credit	8	LIBOR + 3.375	June 2016(a)	$84,500	$111,500
Term loan	3	LIBOR + 2.50	July 2017(b)	140,000	140,000
Mortgage debt	3	LIBOR + 3.00	March 2017	49,067	51,008
Mortgage debt(c)	4	4.95	October 2022	123,914	124,278
Mortgage debt	1	4.94	October 2022	31,097	31,228
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
The Knickerbocker loan:(d)
Construction tranche	1	LIBOR + 4.00	May 2016	58,562	58,562
Cash collateralized tranche	—	LIBOR + 1.25	May 2016	6,299	6,299
Retired debt	—	—	—	—	12,992
Total	35			$1,543,439	$1,585,867

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt can be extended up to two years, subject to satisfying certain conditions.

(c)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(d)	This construction loan (total capacity of $85.0 million) was obtained to finance the redevelopment of The Knickerbocker, and can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	March 31, 2015
Debt	Balance	Encumbered Hotels
Line of credit	$85
Charleston Mills House - WYN, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Myrtle Beach Resort - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

Term loan	$140	New Orleans French Quarter - WYN, Phoenix Biltmore - ES and San Francisco Union Square - MAR
Mortgage debt	$49	Austin Airport - ES, Chicago Lombard - ES and San Antonio NW - ES
Mortgage debt	$28	Napa Valley - ES
Mortgage debt	$35	Ft. Lauderdale - ES
Mortgage debt	$24	Birmingham - ES
Mortgage debt	$38	Minneapolis Airport - ES
Mortgage debt	$31	Deerfield Beach - ES
Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

Construction loan	$65	The Knickerbocker

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Capital Expenditures
(in thousands)

	Three Months Ended
	March 31,
	2015	2014
Improvements and additions to majority-owned hotels	$13,483	$28,617
Partners’ pro rata share of additions to consolidated joint venture hotels	(24)	(93)
Pro rata share of additions to unconsolidated hotels	304	623
Total additions to hotels(a)	$13,763	$29,147

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation During 2015

	Primary Areas	Start Date	End Date
Myrtle Beach - HLT	meeting space, new F&B outlet	Dec-2014	Feb-2015
LAX- ES(a)	public areas, F&B, meeting space	Feb-2014	May-2015
Nashville - HI	guestrooms, public areas, F&B	Aug-2014	June-2015
New Orleans - French Quarter Chateau Lemoyne - HI	guestrooms, public areas, exterior	May-2015	Dec-2015
Vinoy Resort & Golf Club - REN	meeting space, F&B, golf shop	Nov-2015	Jan-2016

(a)	Guestrooms renovation completed in 2013.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Supplemental Financial Data
(in thousands, except per share data)

	March 31,	December 31,
Total Enterprise Value	2015	2014
Common shares outstanding	124,872	124,605
Units outstanding	611	611
Combined shares and units outstanding	125,483	125,216
Common stock price	$11.49	$10.82
Market capitalization	$1,441,800	$1,354,837
Series A preferred stock(a)	309,337	309,337
Series C preferred stock(a)	169,412	169,412
Preferred equity - Knickerbocker joint venture, net(b)	40,555	39,370
Consolidated debt(b)	1,543,439	1,585,867
Noncontrolling interests of consolidated debt	(2,928)	(2,928)
Pro rata share of unconsolidated debt	16,951	17,096
Hotel development(c)	(143,779)	(297,466)
Cash, cash equivalents and restricted cash(d)	(81,102)	(67,643)
Total enterprise value (TEV)	$3,293,685	$3,107,882

(a)	Book value based on issue price.

(b)	Book value based on issue price, net of noncontrolling interest.

(c)	A portion of the Knickerbocker investment was placed in service during the first quarter.

(d)	Restricted cash includes $6.3 million of cash fully securing $6.3 million of outstanding debt assumed when we purchased The Knickerbocker.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Hotel Portfolio Composition

Brand	Hotels	Rooms	2014 Hotel Operating Revenue (in thousands)	2014 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	18	4,982	$282,866	$94,990
Wyndham and Wyndham Grand	8	2,528	125,354	43,122
Renaissance and Marriott	3	1,321	128,770	26,086
DoubleTree by Hilton and Hilton	3	802	45,383	15,483
Sheraton	2	673	39,639	10,622
Fairmont	1	383	53,451	10,010
Holiday Inn	2	968	51,511	8,966
Morgans and Royalton	2	285	33,895	3,314
Core hotels	39	11,942	760,869	212,593
Non-strategic hotels(b)	4	1,084	40,148	12,428
Same-store hotels	43	13,026	$801,017	$225,021

Market
San Francisco area	5	1,903	$139,692	$39,466
Boston	3	916	85,670	21,832
South Florida	3	923	55,561	17,007
Los Angeles area	2	481	28,696	12,404
Myrtle Beach	2	640	41,149	12,218
Philadelphia	2	728	38,680	9,630
Tampa	1	361	49,358	9,301
New York area	3	546	48,456	7,259
Other markets	18	5,444	273,607	83,476
Core hotels	39	11,942	760,869	212,593
Non-strategic hotels(b)	4	1,084	40,148	12,428
Same-store hotels	43	13,026	$801,017	$225,021

Location
Urban	17	5,310	$360,177	$97,584
Resort	9	2,733	203,370	51,679
Airport	8	2,621	136,144	43,204
Suburban	5	1,278	61,178	20,126
Core hotels	39	11,942	760,869	212,593
Non-strategic hotels(b)	4	1,084	40,148	12,428
Same-store hotels	43	13,026	$801,017	$225,021

(a)	Hotel EBITDA is more fully described on page 24.

(b)	Excludes one hotel held for sale as of March 31, 2015.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended
	March 31,
	2015	2014	%Variance
Embassy Suites Hotels	81.1	76.8	5.6
Wyndham and Wyndham Grand	69.0	62.9	9.6
Renaissance and Marriott	80.8	75.6	6.9
DoubleTree by Hilton and Hilton	69.1	64.4	7.2
Sheraton	58.8	56.4	4.1
Fairmont	61.6	58.6	5.1
Holiday Inn	70.1	64.5	8.6
Morgans and Royalton	73.8	79.4	(7.1)
Core hotels (39)(a)	74.7	70.2	6.4
Non-strategic hotels (4)(b)	78.7	76.0	3.5
Same-store hotels (43)	75.1	70.7	6.2
	ADR ($)
	Three Months Ended
	March 31,
	2015	2014	%Variance
Embassy Suites Hotels	179.02	166.71	7.4
Wyndham and Wyndham Grand	158.09	144.62	9.3
Renaissance and Marriott	251.96	236.72	6.4
DoubleTree by Hilton and Hilton	162.48	156.22	4.0
Sheraton	125.69	127.91	(1.7)
Fairmont	250.51	238.07	5.2
Holiday Inn	155.09	131.81	17.7
Morgans and Royalton	234.84	258.62	(9.2)
Core hotels (39)(a)	181.65	170.25	6.7
Non-strategic hotels (4)(b)	128.02	123.81	3.4
Same-store hotels (43)	176.97	166.09	6.5
	RevPAR ($)
	Three Months Ended
	March 31,
	2015	2014	%Variance
Embassy Suites Hotels	145.25	128.06	13.4
Wyndham and Wyndham Grand	109.03	90.99	19.8
Renaissance and Marriott	203.52	178.95	13.7
DoubleTree by Hilton and Hilton	112.26	100.65	11.5
Sheraton	73.88	72.20	2.3
Fairmont	154.20	139.46	10.6
Holiday Inn	108.67	85.01	27.8
Morgans and Royalton	173.22	205.34	(15.6)
Core hotels (39)(a)	135.78	119.58	13.5
Non-strategic hotels (4)(b)	100.72	94.12	7.0
Same-store hotels (43)	132.86	117.46	13.1

(a)	Excludes The Knickerbocker which opened in February 2015.

(b)	Excludes one hotel held for sale as of March 31, 2015.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended
	March 31,
	2015	2014	%Variance
San Francisco area	82.5	72.0	14.6
Boston	66.5	61.3	8.4
South Florida	93.3	91.2	2.3
Los Angeles	81.6	82.9	(1.6)
Myrtle Beach	53.9	45.5	18.7
Philadelphia	49.2	54.5	(9.7)
Tampa	88.8	86.1	3.1
New York area	70.2	71.7	(2.0)
Other markets	75.1	70.3	6.8
Core hotels (39)(a)	74.7	70.2	6.4
	ADR ($)
	Three Months Ended
	March 31,
	2015	2014	%Variance
San Francisco area	206.63	188.07	9.9
Boston	197.64	184.06	7.4
South Florida	221.32	205.26	7.8
Los Angeles	170.33	159.17	7.0
Myrtle Beach	112.76	108.73	3.7
Philadelphia	139.82	130.99	6.7
Tampa	251.81	226.08	11.4
New York area	208.91	229.08	(8.8)
Other markets	163.82	153.47	6.7
Core hotels (39)(a)	181.65	170.25	6.7
	RevPAR ($)
	Three Months Ended
	March 31,
	2015	2014	%Variance
San Francisco area	170.52	135.42	25.9
Boston	131.40	112.85	16.4
South Florida	206.40	187.18	10.3
Los Angeles	138.98	131.96	5.3
Myrtle Beach	60.83	49.43	23.1
Philadelphia	68.77	71.38	(3.7)
Tampa	223.53	194.74	14.8
New York area	146.76	164.18	(10.6)
Other markets	122.97	107.85	14.0
Core hotels (39)(a)	135.78	119.58	13.5

(a)	Excludes The Knickerbocker which opened in February 2015.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Core hotels (39)(a)	80.5	80.3	72.0	74.7
Non-strategic hotels (4)(b)	79.3	74.8	72.3	78.7
Same-store hotels (43)	80.4	79.8	72.0	75.1

	ADR ($)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Core hotels (39)(a)	178.94	179.06	175.83	181.65
Non-strategic hotels (4)(b)	121.38	120.04	120.66	128.02
Same-store hotels (43)	174.22	174.46	171.22	176.97

	RevPAR ($)
	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Core hotels (39)(a)	143.98	143.71	126.57	135.78
Non-strategic hotels (4)(b)	96.27	89.82	87.24	100.72
Same-store hotels (43)	140.01	139.22	123.30	132.86

(a)	Excludes The Knickerbocker which opened in February 2015.

(b)	Excludes one hotel held for sale as of March 31, 2015.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended March 31,
	2015			2014
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$11,996			$(14,836)
Noncontrolling interests	(4,865)			199
Preferred dividends	(9,678)			(9,678)
Preferred distributions - consolidated joint venture	(348)			(181)
Net loss attributable to FelCor common stockholders	(2,895)			(24,496)
Less: Dividends declared on unvested restricted stock	(13)			—
Basic and diluted earnings per share data	(2,908)	124,519	$(0.02)	(24,496)	124,146	$(0.20)
Depreciation and amortization	27,772	—	0.22	29,601	—	0.24
Depreciation, unconsolidated entities and other partnerships	712	—	0.01	2,675	—	0.02
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(11,881)	—	(0.10)	(5,851)	—	(0.05)
Loss on sale, unconsolidated entities	—	—	—	33	—	—
Noncontrolling interests in FelCor LP	(14)	611	—	(121)	618	—
Dividends declared on unvested restricted stock	13	—	—	—	—	—
Conversion of unvested restricted stock and units	—	1,213	—	—	858	—
FFO	13,694	126,343	0.11	1,841	125,622	0.01
Debt extinguishment, including discontinued operations	73	—	—	251	—	—
Severance costs	—	—	—	400	—	—
Variable stock compensation	997	—	—	564	—	0.01
Pre-opening costs, net of noncontrolling interests	3,524	—	0.03	1,053	—	0.01
Adjusted FFO	$18,288	126,343	$0.14	$4,109	125,622	$0.03

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2015	2014
Net income (loss)	$11,996	$(14,836)
Depreciation and amortization	27,772	29,601
Depreciation, unconsolidated entities and other partnerships	712	2,675
Interest expense	19,486	25,242
Interest expense, discontinued operations and unconsolidated entities	202	744
Noncontrolling interests in other partnerships	(4,879)	78
EBITDA	55,289	43,504
Debt extinguishment, including discontinued operations	73	251
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(11,881)	(5,851)
Loss on sale, unconsolidated entities	—	33
Amortization of fixed stock and directors’ compensation	1,862	1,122
Severance costs	—	400
Variable stock compensation	997	564
Pre-opening costs, net of noncontrolling interests	3,524	1,053
Adjusted EBITDA	49,864	41,076
Adjusted EBITDA from hotels disposed, held for sale and recently opened	(137)	(4,956)
Same-store Adjusted EBITDA	$49,727	$36,120

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended
	March 31,
	2015	2014
Same-store operating revenue:
Room	$155,759	$137,696
Food and beverage	38,847	33,005
Other operating departments	10,894	10,044
Same-store operating revenue	205,500	180,745
Same-store operating expense:
Room	40,347	37,782
Food and beverage	29,407	26,263
Other operating departments	4,326	4,896
Other property related costs	53,817	49,150
Management and franchise fees	8,749	7,278
Taxes, insurance and lease expense	12,946	12,730
Same-store operating expense	149,592	138,099
Hotel EBITDA	$55,908	$42,646
Hotel EBITDA Margin	27.2%	23.6%

	Three Months Ended
	March 31,
	2015	2014
Hotel EBITDA - Core (39)(a)	$52,380	$39,464
Hotel EBITDA - Non-strategic (4)(b)	3,528	3,182
Hotel EBITDA Same-store (43)	$55,908	$42,646

Hotel EBITDA Margin - Core (39)(a)	26.9%	23.1%
Hotel EBITDA Margin - Non-strategic (4)(b)	32.6%	31.2%
Hotel EBITDA Margin Same-store (43)	27.2%	23.6%

(a)	Excludes The Knickerbocker which opened in February 2015.

(b)	Excludes one hotel held for sale as of March 31, 2015.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended
	March 31,
	2015	2014
Same-store operating revenue	$205,500	$180,745
Other revenue	410	327
Revenue from hotels disposed, held for sale and recently opened(a)	7,785	40,277
Total revenue	213,695	221,349
Same-store operating expense	149,592	138,099
Consolidated hotel lease expense(b)	2,104	10,391
Unconsolidated taxes, insurance and lease expense	(572)	(1,965)
Corporate expenses	8,573	7,825
Depreciation and amortization	27,772	29,601
Expenses from hotels disposed, held for sale and recently opened(a)	7,488	31,222
Other expenses	4,228	2,014
Total operating expense	199,185	217,187
Operating income	$14,510	$4,162

(a)
Under GAAP, we include the operating performance for disposed, held for sale and recently opened hotels in continuing operations in our Consolidated Statements of Operations. However, for purposes of our Non-GAAP reporting metrics, we have excluded the results of these hotels to provide a meaningful same-store comparison.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Reconciliation of Forecasted Net Income attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2015 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net income attributable to FelCor(b)	$34.8		$43.1
Preferred dividends	(30.1)		(30.1)
Net income attributable to FelCor common stockholders	4.7	$0.03	13.0	$0.09
Gains on hotel sales, net(b)	(11.9)		(11.9)
Depreciation(c)	119.3		119.5
FFO	$112.1	$0.80	$120.6	$0.86
Pre-opening costs	3.5		3.5
Variable stock compensation	1.0		1.0
Early extinguishment of debt	0.1		0.1
Adjusted FFO	$116.7	$0.84	$125.2	$0.90

Net income attributable to FelCor(b)	$34.8		$43.1
Depreciation(c)	119.3		119.5
Interest expense(c)	85.0		85.0
Preferred distributions - consolidated joint venture	1.5		1.5
EBITDA	$240.6		$249.1
Amortization of stock compensation	6.7		6.7
Gains on hotel sales, net(b)	(11.9)		(11.9)
Pre-opening costs	3.5		3.5
Variable stock compensation	1.0		1.0
Early extinguishment of debt	0.1		0.1
Adjusted EBITDA	$240.0		$248.5

(a)	Weighted average shares are 139.2 million.

(b)	Excludes any gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

•
Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

•
Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation, which is included in corporate expenses and is not separately stated on our statements of operations. Excluding amortization of our fixed stock and directors’ compensation maintains consistency with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making. Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated First Quarter 2015 Operating Results
April 29, 2015

Use and Limitations of Non-GAAP Measures
We use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. As we present them, these non-GAAP financial measures may not be comparable to similar non-GAAP financial measures as presented by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

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